UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2010

Clavis Technologies International Co., Ltd.
(Exact name of registrant specified in charter)

Nevada	000-54055	27-1505309
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

#1564-1, Seojin Bldg., 3rd Floor, Seocho3-Dong, Seocho-Gu, Seoul, Korea 137-874
(Address of principal executive offices) (Zip Code)

(011) 82-2-3471-9340
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On December 20, 2010, the registrant entered into a Preferred Stock Subscription Agreement with Benex Focus Limited Partnership (“Benex”), an investment fund based in Seoul, Korea.  Pursuant to the Preferred Stock Subscription Agreement, Benex has agreed to purchase 1,000,000 shares of Series A Convertible Preferred Stock (the “Series A Preferred”) from the registrant at a purchase price of $0.50 per share.  The aggregate purchase price to be paid for the Series A Preferred is $500,000.  The sale of the Series A Preferred is scheduled to close on Wednesday, December 23, 2010.

The Series A Preferred is convertible into 1,000,000 shares of the registrant’s common stock at a conversion price of $0.50 per share.  On March 30, 2012, (the 90th day after the first anniversary of the issuance of the Series A Preferred), if the average volume-weighted closing price of the registrant’s common stock during the 90 day period prior to March 30, 2012 (the “average trading price”) is less than $0.50, then the conversion price of the Series A Preferred will be lowered to such average trading price.  In addition, during the ten (10) day period ending April 9, 2012, Benex has a one-time option (exercisable in its discretion) to purchase up to nine million (9,000,000) shares of the registrant’s common stock at a 10% discount to the average trading price.  If Benex purchases at least five million (5,000,000) shares of the registrant’s common stock pursuant to such option, then Benex shall have the right to appoint one member to the registrant’s board of directors.

The rights, preferences and privileges of the Series A Preferred are stated within the Certificate of Designation attached as Exhibit 3.1 to this Current Report and incorporated herein by reference.

The Series A Preferred Stock is being issued pursuant to the exemption from registration provided by Regulation S of the Securities Act of 1933, as amended.

The foregoing description is a summary of the material terms of the Preferred Stock Subscription Agreement, and does not purport to be complete, and is qualified in its entirety by reference to the Preferred Stock Subscription Agreement and the Certificate of Designation of the Series A Preferred, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 3.1, respectively.

Section 3 — Securities and Trading Markets

Item 3.02.  Unregistered Sales of Equity Securities.

The information disclosed under Item 1.01 above is incorporated herein by reference in this Item 3.02 as if fully set forth herein.

Section 5 — Corporate Governance and Management

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the sale of the Series A Preferred, as described in Item 1.01, on December 17, 2010, the registrant amended its Articles of Incorporation by filing a Certificate of Designation to establish the Series A Convertible Preferred Stock, $0.001 par value, with the rights, preferences and privileges stated within the Certificate of Designation attached as Exhibit 3.1 to this Current Report and incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Title of Document

3.1	Certificate of Designation of Series A Convertible Preferred Stock
10.1	Preferred Stock Subscription Agreement, dated as of December 20, 2010, by and between the registrant and Benex Focus Limited Partnership

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 20th  day of December 2010.

CLAVIS TECHNOLOGIES INTERNATIONAL CO., LTD.

By:  /s/    Hwan Sup Lee
Name: Hwan Sup Lee
Title:  Chief Executive Officer